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                                                  EXHIBIT 10.14

      As Amended Effective Generally as of January 1, 1994








                      CERIDIAN CORPORATION
                    BENEFIT EQUALIZATION PLAN

                        Table of Contents

ARTICLE 1    Description......................................  1

     1.1     Structure and Name...............................  1
     1.2     Purpose..........................................  1
     1.3     Type.............................................  1

ARTICLE 2    Benefits.........................................  2

     2.1     Amount...........................................  2
     2.2     Form and Time of Payment.........................  3
     2.3     Entitlement, Reductions..........................  3
     2.4     Payment in the Event of Incapacity...............  4

ARTICLE 3    Source of Payments; Nature of Interest...........  5

     3.1     Establishment of Trust...........................  5
     3.2     Source of Payments...............................  5
     3.3     Status of Plan...................................  5
     3.4     Non-assignability of Benefits....................  5

ARTICLE 4    Adoption, Amendment And Termination..............  6

     4.1     Adoption ........................................  6
     4.2     Amendment........................................  6
     4.3     Termination of Participation.....................  6
     4.4     Termination......................................  7

ARTICLE 5    Definitions......................................  9

     5.1     Administrator....................................  9
     5.2     Affiliated Organization..........................  9
     5.3     Board............................................  9
     5.4     Code.............................................  9
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     5.5     Company..........................................  9
     5.6     Compensation Equalization Plan...................  9
     5.7     Deferred Compensation Plan.......................  9
     5.8     ERISA............................................  9
     5.9     Excess Benefit Plan..............................  9
     5.10    Governing Law.................................     9
     5.11    Headings......................................... 10
     5.12    Number and Gender................................ 10
     5.13    Participant...................................... 10
     5.14    Participating Employer........................... 10
     5.15    Pension Plan..................................... 10
     5.16    Plan............................................. 10

ARTICLE 6    Administration................................... 11

     6.1     Administrator.................................... 11
     6.2     Rules and Regulations............................ 11
     6.3     Administrator's Discretion....................... 11
     6.4     Specialist's Assistance.......................... 11
     6.5     Indemnification.................................. 11
     6.6     Benefit Claim Procedure.......................... 11

ARTICLE 7    Miscellaneous.................................... 13

             Withholding and Offsets
     7.1                            .......................... 13
     7.2     Other Benefits................................... 13
     7.3     No Warranties Regarding Tax Treatment............ 13
     7.4     No Employment Rights Created..................... 13


























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                                 ARTICLE 1
                                Description

     1.1 Structure and Name. The Plan consists of two separate component plans which, for administrative convenience, have been incorporated in one instrument. One such component plan is the Excess Benefit Plan and the other such component plan is the Compensation Equalization Plan. Together, the two component plans are referred to as the "Ceridian Corporation Benefit Equalization Plan."

     1.2 Purpose. The purpose of the Excess Benefit Plan is to ensure that Pension Plan participants will not be deprived of benefits that would otherwise be payable under a Pension Plan but for the operation of the provisions of Code section
          415. The purpose of the Compensation Equalization Plan is to ensure that Pension Plan participants will not be deprived of benefits that would otherwise be payable under a Pension Plan but for the operation of the provisions of Code section 401(a)(17) or certain elections relative to the form of bonus payments or the deferral of compensation pursuant to the Deferred Compensation Plan.

     1.3 Type. The Excess Benefit Plan is an unfunded "excess benefit plan" within the meaning of section 3(36) of ERISA and, as such, is exempt from ERISA by operation of sections 4(b)(5) and 4021(b)(8) thereof. The Compensation Equalization Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, as such, is exempt from Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 302(a)(3) and 401(a)(4) thereof, respectively, and from
          Title IV of ERISA by operation of section 4021(a)(6) thereof. The Excess Benefit Plan and Compensation Equalization Plan are also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.















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                                 ARTICLE 2
                                 Benefits
     2.1  Amount

          (A) As of the date on which a Participant's Pension Plan benefit is scheduled to commence, the Administrator will determine the amount of the benefit to which the Participant is entitled pursuant to the Plan in accordance with Subsection (B).

          (B) Subject to Sections 2.2 and 2.3, the amount of a Participant's benefit will be computed in the following manner:

               (1) The Administrator will determine a monthly benefit amount equal to the amount by which the monthly benefit determined pursuant to clause (a) exceeds the monthly benefit determined pursuant to clause
                    (b), in each case based on a benefit payable in the normal form under the Pension Plan in question commencing at the later of the Participant's normal retirement date under the Pension Plan or his or her age on the date on which benefits under the Pension Plan are scheduled to commence.

                    (a) The monthly benefit to which the Participant would be entitled under the Pension Plan determined

                         (i) without regard to any limitations imposed under the Pension Plan to satisfy the provisions of Code sections 401(a)(17) and 415,

                         (ii) by including as annual compensation  for
                              a plan year any  amount that would  have
                              otherwise been paid  to the  Participant
                              as a base salary or a cash bonus  during
                              the plan year but for the  Participant's
                              election  pursuant   to   the   Deferred
                              Compensation  Plan  (but  only  to   the
                              extent such amount would have been taken into account under the Pension Plan for such plan year but for the election and is not otherwise taken into account under the Pension Plan for such plan year notwithstanding such election), and

                         (iii)if  and  only   if  the   Administrator
                              determines that  the  Participant  is  a
                              member of a  select group of  management
                              or  highly  compensated  employees,   by
                              including as annual  compensation for  a
                              plan year  any  amount that  would  have
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                              been paid to the  Participant as a  cash
                              bonus during the plan  year but for  the
                              Participant's election  to receive  such
                              amount in the  form of  common stock  of
                              the Company  or  an option  to  purchase
                              such stock (but only to the extent  such
                              amount  is  not  otherwise  taken   into
                              account under the Pension Plan for such plan year).

                    (b) The actual amount of the monthly benefit to which the Participant is entitled under the Pension Plan.

               (2) The amount determined pursuant to clause (1) will be adjusted in the same manner as the Participant's benefit under the Pension Plan to reflect any early or late commencement of the benefit.

          (C)  If a  Participant  dies  before  his  or  her  "annuity starting date," within the meaning of Code section 417(f)(2), and the Participant's surviving spouse is entitled to a "qualified preretirement survivor annuity," within the meaning of Code section 417(c), from a Pension Plan or a Pension Plan provides for the payment of any other death benefit to the surviving spouse or any other person, the amount of the benefit to which the surviving spouse or other person is entitled pursuant to the Plan will be determined in accordance with Subsection (B) but based, for the purpose of clause (1), on the difference between the normal form of the death benefit determined under items
               (a) and (b).

     2.2  Form and Time of Payment

          (A) Payment of a benefit to any Participant determined pursuant to Section 2.1(B) or surviving spouse or other person determined pursuant to Section 2.1(C) will be made or commence, as the case may be, at the same time and in the same form as his or her benefit under the Pension Plan.

          (B) If a Participant, surviving spouse or other person entitled to receive a benefit under the Plan elects to receive his or her benefit under the Pension Plan in a form other than the normal form, the benefit under the Plan will be actuarially adjusted to reflect the form in which it is paid in the same manner as the benefit under the Pension Plan.

          (C) If a Participant dies following the commencement of monthly benefit payments, any death benefits payable
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               under  the   form   of  payment   applicable   to   the
               Participant's benefit under the Plan will be paid to the same beneficiary or joint or contingent annuitant, as the case may be, as his or her benefit under the Pension Plan.

     2.3  Entitlement,  Reductions.    Notwithstanding  the  foregoing
     provisions of this Article 2 -

          (A) A Participant who has elected to participate in a Pension Plan on an after-tax basis is not entitled to a benefit under the Plan attributable to annual compensation in excess of the limitation in effect under Code section 401(a)(17) or deferred under the Deferred Compensation Plan unless, prior to a date specified by the Administrator, the Participant makes an irrevocable election, applicable to any period of future employment with respect to which his or her Pension Plan after-tax participation election applies, to forego four percent of that portion of his or her compensation that is (1) attributable to services performed after the date of the election and (2) not taken into account under the Pension Plan solely by reason of the Code section 401(a)(17) limitation or the Participant's election pursuant to the Deferred Compensation Plan.

          (B) If, after commencement of monthly benefit payments under the Plan, the amount of monthly payments to which the Participant is entitled under the Pension Plan is increased by reason of an increase in the limitations under Code section 415, the amount of the monthly payments to which he or she is entitled under the Plan will be decreased by the amount of monthly payment increase under the Pension Plan.

          (C) A former Participant is not entitled to a benefit under the Plan to the extent the liability for such benefit has been transferred to or assumed by a successor to all or any portion of the business of the Participating Employer.

          (D) If a Participant who is receiving or entitled to receive a benefit pursuant to the Plan is reemployed with a Participating Employer or an affiliate of a Participating Employer and, in connection with such reemployment, his or her Pension Plan benefit payment is suspended, his or her benefit under the Plan will be suspended for the same period. The Participant's benefit under the Plan will recommence at the same time as his or her benefit under the Pension Plan and the amount of the benefit at recommencement will be adjusted in accordance with Plan Rules to reflect any

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

               additional benefits earned and benefits previously paid.

     2.4 Payment in the Event of Incapacity. If any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt thereof, and no legal representative has been appointed for such person, the Administrator, in his or her discretion, may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more of the following (as may be chosen by the Administrator): the person's beneficiary or joint or contingent annuitant for purposes of his or her benefit under the Plan, if any, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state, or such person's spouse, children, parents or other relatives by blood or marriage. Any payment so made completely discharges all liability under the Plan to the extent of such payment.

                                 ARTICLE 3
                  Source of Payments; Nature of Interest

     3.3 Establishment of Trust. The Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust that conforms substantially with the model trust described in Revenue Procedure 92-64. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

     3.2  Source of Payments

          (A) Subject to Subsections (B) and (C), a Participant's benefit will be paid by the Participating Employer with whom the Participant was last employed.

          (B) If a Participant has participated in a Pension Plan as an employee of more than one Participating Employer, the Administrator will determine the portion of the benefit to which the Participant is entitled under the Plan allocable to each such Participating Employer.

          (C) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The
               Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.


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

     3.3 Status of Plan. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Participating Employers and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

    3.4. Non-assignability of Benefits. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

                                     ARTICLE 4
                    Adoption, Amendment And Termination

          Adoption. With the prior approval of the Administrator, an Affiliated Organization may adopt the Plan and become a Participating Employer by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan.

     4.2  Amendment

          (A) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

          (B) An amendment adopted in accordance with Subsection (A) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the beneficiary or joint or contingent annuitant of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by an Affiliated Organization, as if he or she had terminated employment immediately prior to the effective date of the amendment.
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


          (C) The provisions of the Plan in effect at the termination of a Participant's employment will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

     4.3  Termination of Participation.

          (A) Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3 or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

               (1) terminate the Participant's future participation in the Plan;

               (2) cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum; and/or

               (3) transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

          (B) For the purpose of Subsection(A)(2), the lump sum value of a Participant's interest in the Plan will be determined

               (1) in the case of a Participant whose benefit under the Plan is not then in pay status, in accordance with Article 2 but assuming that the Participant had terminated employment and elected to receive his or her Pension Plan benefit in the form of an immediate lump sum, or

               (2) in the case of a Participant or beneficiary or joint or contingent annuitant of a beneficiary whose benefit under the Plan is then in pay status, by converting the expected future benefit from the form in which it is being paid to an actuarially equivalent lump sum benefit using actuarial assumptions specified in the Pension Plan to which the benefit relates.


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
     4.4 Termination

          (A) The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan or terminate the Plan with respect to any group of similarly situated current or former employees of the Participating Employer at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer or group of current or former employees as of the date specified by the Company or such Participating Employer in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment.

          (B) Upon the termination of the Plan in its entirety or with respect to any Participating Employer or group of current or former employees, the Company or Participating Employer, as the case may be, will either
               (1) cause any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 2 or (2) subject to Subsection (C), cause the entire interest in the Plan of any or all Participants, or the beneficiaries or joint or contingent annuitants of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment calculated in accordance with the provisions of Section 4.3(B).

          (C) If the Compensation and Human Resources Committee of the Company's Board of Directors (or any successor committee) determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliated Organization for a taxable year of the Affiliated Organization would not be deductible by the Affiliated Organization solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by such Committee to ensure that the entire amount of any distribution pursuant to clause (2) of Subsection (B) is deductible, such Committee may defer all or any portion of the distribution. The deferred amounts and interest thereon from the date on which the payment would have been made but for this subsection and the date on which the payment is actually made at the rate then used under the Pension Plan for the purpose of computing lump sum distributions will be distributed to the Participant, or to his or her beneficiary in the case of the Participant's death, at the earliest possible date, as determined by such Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliated Organization during which the distribution is made will not be limited by Code section 162(m).

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

                                     ARTICLE 5
               Definitions, Construction and Interpretation

     The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

     5.1 Administrator. "Administrator" of the Plan is the Company, or the person to whom administrative duties are delegated pursuant to the provisions of Section 6.1, as the context requires.

     5.2 Affiliated Organization. "Affiliated Organization" is the Company and any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b).

     5.3 Board. "Board" is the board of directors of the Affiliated Organization in question or any individual or committee authorized to act on behalf of such board of directors pursuant to a proper delegation.

     5.4 Code. "Code" is the Internal Revenue Code of 1986, as amended from time to time, and any reference to a section of the Code refers to that section or to the corresponding section of the Code as amended.

     5.5 Company. "Company" is Ceridian Corporation or any successor thereto.

     5.6 Compensation Equalization Plan. "Compensation Equalization Plan" means the component plan incorporated in this instrument for the purpose of ensuring that Participants in the Pension Plans will not be deprived of benefits otherwise due them under the Pension Plans by operation of the provisions of Code section 401(a)(17) or certain elections relative to the form of bonus payments or the deferral of compensation pursuant to the Deferred Compensation Plan.

     5.7 Deferred Compensation Plan. "Deferred Compensation Plan" means the Ceridian Corporation Deferred Compensation Plan, as adopted effective January 1, 1995 and as thereafter amended from time to time.

     5.8 ERISA. "ERISA" is the Employee Retirement Income Security Act of 1974, as amended, and any reference to a section of ERISA refers to that section or to the corresponding section of ERISA as amended.

     5.9  Excess Benefit  Plan.    "Excess  Benefit  Plan"  means  the
          component plan incorporated in this instrument for the purpose of ensuring that Participants in the Pension Plans will not be deprived of benefits otherwise due them under

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

          such plans by  operation of the  provisions of Code  section
          415.

     5.10 Governing Law. To the extent state law is not preempted by the provisions of the ERISA or any other laws of the United States, this Plan will be administered, construed and enforced according to the internal laws of the State of Minnesota without regard to the conflict of law principles of the State of Minnesota or any other jurisdiction.

     5.11 Headings. The headings of articles, sections, subsections and clauses are included solely for convenience and, if there is a conflict between such headings and the text of the Plan, the text will control.

     5.12 Number and Gender. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

     5.13 Participant. "Participant" is an employee of a Participating Employer who is (a) a participant under any Pension Plan, (b) entitled to a benefit pursuant to the provisions of Article 2 and (c) not a party to an agreement with the Participating Employer pursuant to which he or she is not eligible to participate in the Plan.

     5.14 Participating Employer. "Participating Employer" is the Company and any other Affiliated Organization that has adopted the  Plan,  or  all of  them  collectively,  as  the
          context  requires,  and  their  respective  successors.    A
          Participating Employer will cease to be such upon a termination of the Plan as to its employees and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliated Organization.

     5.15 Pension Plan. "Pension Plan" is a defined benefit pension plan which is qualified under the provisions of Code section 401(a) and which is sponsored by a Participating Employer.

     5.16 Plan. The "Plan" is the Compensation Equalization Plan or the Excess Benefit Plan or both of them, as the context requires.

     5.17 Trust. "Trust" means any trust or trustee established by the Company pursuant to Section 3.1.

     5.18 Trustee. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

                                 ARTICLE 6
                              Administration


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

     6.1 Administrator. The general administration of the Plan and the duty to carry out its provisions is vested in the Company. The Company's Vice President, Human Resource Services, or his or her functional equivalent in the event of a material change in the duties or title of such position, will perform such duty on behalf of the Company. Such Vice President may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

     6.2 Rules and Regulations. The Administrator has the discretionary power and authority to make such rules and regulations as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such rules or regulations.

     6.3 Administrator's Discretion. The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan rules and regulations whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

     6.4 Specialist's Assistance. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

     6.5 Indemnification. The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

     6.6  Benefit Claim Procedure.

          (A) If a request for a benefit by a Participant or beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

          (B) The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

          (C) The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

          (D) Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

          (E) The foregoing 90 and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90 or 60-day period, as the case may be.

                                 ARTICLE 7
                               Miscellaneous

     7.1 Withholding and Offsets. The Participating Employers and the Trustee retain the right to withhold from any compensation or benefit payment pursuant to the Plan any and all income, employment, excise and other tax as the Participating Employers or Trustee deem necessary in connection with any benefits earned or paid pursuant to the
                                    12

          Plan and the Participating Employers may offset against amounts payable to any person under the Plan any amounts then owing to the Participating Employers by such persons.

     7.2 Other Benefits. No amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

     7.3 No Warranties Regarding Tax Treatment. The Participating Employers make no warranties regarding the tax treatment to any person of participation in the Plan or any action or omission of the Participating Employer or Participant in connection therewith and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

     7.4 No Employment Rights Created. Neither the establishment of or participation in the Plan gives any employee a right to continued employment or limits the right of any Affiliated Organization to discharge, transfer, demote or modify the terms and conditions of employment or otherwise deal with any employee without regard to the effect such action might have on his or her with respect to the Plan.

                           CERIDIAN CORPORATION
                         BENEFIT EQUALIZATION PLAN

                                 Exhibit A

     This exhibit sets for the provisions of Article V of the Plan as in effect immediately prior to January 1, 1994. These provisions continue to apply to Participants who terminated employment before January 1, 1994 with an entitlement to benefits pursuant to the provision of Article V as set forth in the exhibit. The provisions of Articles 4, 6 and 7 of the Plan as currently in effect are applicable to such Participants.


          5.01 Each participant shall be entitled to receive, from the employer, a defined contribution plan equalization payment or payments, in accordance with the remaining provisions of this Article V. The aggregate amount of such payment or payments shall be the amount credited to a bookkeeping reserve account that the employer shall establish in the name of the participant, in accordance with the following provisions:

               (a) There shall be credited to each participant's reserve account, during each plan year, an amount elected by the participant, but not exceeding the amount equal to the excess of -

                    (1)  the  maximum  amount  that  could  have  been
                         contributed by the employer to such participant's account under the defined contribution plan for such plan year without regard to any limitations imposed thereunder to satisfy the provisions of section 415 of the Internal Revenue Code, over

                    (2) the amount actually contributed by the employer to such participant's account under the defined contribution plan for such plan year.

               (b) Each participant shall file with the administrator a written election to have credited to his reserve account hereunder a percentage of his "compensation" (as that, or the corresponding, term is defined in the defined contribution plan). Subject to the limitation specified at clause (a) above, the percentage elected may be any whole percentage from one percent to ten percent, or the full and fractional percentage by which participant directed contributions which would otherwise have been made on his behalf under the Control Data Corporation Savings and Stock Ownership Plan are deceased by operation of the
                                    14
                    provision thereunder which limits contributions in order to satisfy the requirements of Section 415 of the Internal Revenue Code. After such election has been made, the participant's compensation for each payroll period of the employer shall be reduced by the percentage so elected. At the end of each month, there shall be credited to the participant's reserve account hereunder the amount by which the participant's compensation for such month has been so reduced.

               (c) A participant may, at any time upon thirty days' prior written notice to the administrator, suspend the compensation reductions previously elected. A participant may, on January 1 or July 1 of any year, upon thirty days prior written notice to the administrator and subject to the limitation specified at clause (a) above, change the percentage of compensation reductions previously elected (to any whole percentage from one percent to ten percent), or reinstate compensation reductions previously suspended.

               (d) The employer shall also credit to the reserve account of each participant, as of the end of each month, an imputed investment return. The imputed investment return shall be the amount which the balance of the participant's reserve account, as of the beginning of such month, would have earned had it been invested in the money market fund maintained under the Control Data Corporation Savings and Stock Ownership Plan during such month.

               (e) As of the date of each payment to the participant or his beneficiary pursuant to the provisions of
                    Section 5.02, the participant's reserve account shall be debited with the amount of such distribution.

          5.02 (A) Payment of defined contribution plan equalization benefits shall be made to the participant or, in the event of his death, to his beneficiary only after an event of maturity. Any termination of the participant's employment with the employer. including termination by reason of his death, shall constitute an event of maturity.

               (B) Upon the occurrence of an event of maturity with respect to a participant, the employer shall pay to him or, in the event of his death, to his beneficiary, an amount equal to such participant's bookkeeping reserve account. Pursuant to the participant's election in the manner hereinafter
                                    15
                    provided, such payment shall be made either (1) in ten substantially equal annual installments; (provided that, if the administrator, in his sole discretion determines, that such form of payment will result in hardship to the participant, he may cause the payment of one or more such installments to be accelerated), or (2) in a lump sum. For purposes of implementing the foregoing, each participant shall, within sixty days after an amount is first credited to his reserve account, file an irrevocable written election with the administrator, selecting one of the foregoing methods of payment. If he fails to make such election within such period or if his election is for any reason ineffective. he shall be deemed to have elected to receive benefits hereunder in the for:n of a lump sum.

          5.03 The undistributed portion of a matured reserve account shall continue to be credited with an imputed investment return in accordance with clause (d) of
               Section 5.01, based on the lowest balance of such account during the month for which such return is determined.

          5.04 Each participant shall designate, in the manner prescribed by the administrator, the beneficiary or beneficiaries to whom undistributed benefits hereunder shall be paid in the event of his death. Such designation may be changed from time to time by written notice to the administrator in such form as he may prescribe. Any such designation shall be effective only if it is received by the administrator prior to the participant's death. If, upon the death of the participant, no beneficiary designation has been filed with the administrator or if the designated beneficiaries have predeceased the participant, the participant shall be deemed to have designated as his beneficiary the first of the following categories that is applicable in his case:

               (1)  The participant's surviving spouse; or, if none,

               (2) The participant's descendants, per stirpes; or, if none,

               (3)  The participant's estate.

               The administrator's good faith distribution based on his actual knowledge of the existence of a participant's beneficiaries shall be conclusive and binding on all beneficiaries of a participant.

                                    16